AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (“Amendment”) is entered into as of September 1, 2006 by and among Coachmen Industries, Inc. (“Coachmen”) as Borrower Representative (in such capacity “Borrower Representative”) and a Loan Party, an Indiana corporation, (“Coachmen RV”), an Indiana limited liability company, Coachmen Recreational Vehicle Company of Georgia, LLC (“Coachmen GA”), a Georgia limited liability company, Viking Recreational Vehicles, LLC (“Viking”), a Michigan limited liability company, All American Homes, LLC (“AAH”), an Indiana limited liability company, All American Homes of Colorado, LLC (“AAH-CO”), a Colorado limited liability company, All American Homes of Indiana, LLC (“AAH-IN”), an Indiana limited liability company, All American Homes of Iowa, LLC (“AAH-IA”), an Iowa limited liability company, All American Homes of North Carolina, LLC (“AAH-NC”), a North Carolina limited liability company, All American Homes of Ohio, LLC (“AAH-OH”), an Ohio limited liability company, All American Building Systems, LLC (“AAHBS”), an Indiana limited liability company and Mod-U-Kraf Homes, LLC (“Mod-U-Kraf”), a Virginia limited liability company (Coachmen RV, Coachmen GA, Viking, AAH, AAH-CO, AAH-IN, AAH-IA, AAH-NC, AAH-OH, AAHBS and Mod-U-Kraf are collectively referred to as “Borrowers”), the other Loan Parties whose names are set forth on the signature pages hereto as Loan Parties, each financial institution whose name is set forth on the signature pages hereto as a Lender (collectively, the “Lenders”) and LaSalle Business Credit, LLC, a Delaware limited liability company, as agent (“Agent”) for itself and the Lenders.

R E C I T A L S:

WHEREAS, the Loan Parties, the Lenders and the Agent are parties to that certain Loan and Security Agreement dated as of August 2, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein, including in the preamble hereto, and not defined herein shall have the meanings assigned to them in the Loan Agreement as amended hereby); and

WHEREAS, subject to the terms and conditions set forth herein, the Loan Parties have requested that the Lenders and the Agent agree to amend the Loan Agreement; and

WHEREAS, subject to the terms and upon the conditions set forth herein, the Lenders and the Agent desire to amend the Loan Agreement;

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendment. Subject to the satisfaction the condition set forth in Section 3 hereto, the Borrowers, Agent and Lenders agree that the defined term “Requisite Lenders” set forth in Section 1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

““Requisite Lenders” shall, subject to the following proviso, mean, at any time, Lenders having Pro Rata Shares aggregating at least sixty-six and two-thirds percent (66 2/3%); provided, however, that at any time that there are only two (2) Lenders, “Requisite Lenders” shall mean both such Lenders.”

SECTION 2.  Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Agent and each Lender, upon the effectiveness of this Amendment, which representations and warranties shall survive the execution and delivery of this Amendment, that:

(a)  the execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate and/or limited liability company action and/or consent and this Amendment is a legal, valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (whether considered in a proceeding at law or in equity);

(b)  all of the representations and warranties contained in the Loan Agreement and in the Other Agreements are true and correct as of the date hereof after giving effect to this Amendment (other than representations and warranties that relate solely to an earlier date); and

(c)  no Event of Default has occurred and remains outstanding as of the date hereof.

SECTION 3.  Condition to Effectiveness. This Amendment shall only be effective when it shall have been duly executed and delivered by each Loan Party, the Agent and each of the Lenders, and the Agent shall have received a duly executed counterpart of this Amendment from each Loan Party and each Lender.

SECTION 4.  Miscellaneous.

(a)  Effect; Ratification; Setoff. The amendment set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or of any Other Agreement, (ii) prejudice any right or rights that the Agent or the Lenders may now have or may have in the future under or in connection with the Loan Agreement or any Other Agreement or (iii) waive any future Event of Default or any Event of Default. Each reference in the Loan Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Other Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Loan Agreement, and all terms, covenants and agreements set forth in the Loan Agreement and each Other Agreements, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect. Each Loan Party hereby acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to the Liabilities or the payment thereof when due.

(b)  Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.

(c)  Severability. Any provision contained in this Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this amendment in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction.

(d)  GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

COACHMEN INDUSTRIES, INC.
as Borrower Representative and a Loan Party

By:
Name:
Title:

BORROWERS:

Coachmen Recreational Vehicle Company, LLC
Coachmen Recreational Vehicle Company of Georgia, LLC
Viking Recreational Vehicles, LLC
All American Homes, LLC
All American Homes of Colorado, LLC
All American Homes of Indiana, LLC
All American Homes of Iowa, LLC
All American Homes of North Carolina, LLC
All American Homes of Ohio, LLC
All American Building Systems, LLC
Mod-U-Kraf Homes, LLC

By:
Name:
Title:

AGENT AND LENDER:

LaSalle Business Credit, LLC, as Agent and Lender By: Title: Address:

[Signature Page to Amendment No. 1 to Loan and Security Agreement]
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The following Persons are signatories to this Amendment in their capacities as Loan Parties, not as Borrowers:

LOAN PARTIES:

Coachmen Operations, Inc.
Coachmen Technology Services, Inc.
COA Financial Services, Inc.
Coachmen Properties, Inc.
Coachmen Administrative Services, Inc.

By:
Name:
Title:

Consolidated Building Industries, LLC
Consolidated Leisure Industries, LLC

By:
Name:
Title:

AMENDMENT NO.2 TO LOAN AND SECURITY AGREEMENT
This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT ("Amendment") is entered into as of November 3, 2006 by and among Coachmen Industries, Inc. ("Coachmen") as Borrower Representative (in such capacity "Borrower Representative") and a Loan Party, an Indiana corporation, ("Coachmen RV"), an Indiana limited liability company, Coachmen Recreational Vehicle Company of Georgia, LLC ("Coachmen GA"), a Georgia limited liability company, Viking Recreational Vehicles, LLC ("Viking"), a Michigan limited liability company, All American Homes, LLC ("AAH"), an Indiana limited liability company, All American Homes of Colorado, LLC ("AAH-CO"), a Colorado limited liability company, All American Homes of Indiana, LLC ("AAH-IN"), an Indiana limited liability company, All American Homes of Iowa, LLC ("AAH-IA"), an Iowa limited liability company, All American Homes of North Carolina, LLC ("AAH-NC"), a North Carolina limited liability company, All American Homes of Ohio, LLC ("AAH-OH"), an Ohio limited liability company, All American Building Systems, LLC ("AAHBS"), an Indiana limited liability company and Mod-U-Kraf Homes, LLC ("Mod-U-Kraf'), a Virginia limited liability company (Coachmen RV, Coachmen GA, Viking, AAH, AAH-CO, AAH-IN, AAH-IA, AAH-NC, AAH-OH, AAHBS and Mod-U-Kraf are collectively referred to as "Borrowers"), the other Loan Parties whose names are set forth on the signature pages hereto as Loan Parties, each financial institution whose name is set forth on the signature pages hereto as a Lender (collectively, the "Lenders") and LaSalle Business Credit, LLC, a Delaware limited liability company, as agent ("Agent") for itself and the Lenders.
RE CIT ALS:
WHEREAS, the Loan Parties, the Lenders and the Agent are parties to that certain Loan and Security Agreement dated as of August 2, 2006 (as amended by Amendment No. I to Loan and Security Agreement dated as of September 1, 2006, as further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein, including in the preamble hereto, and not defined herein shall have the meanings assigned to them in the Loan Agreement as amended hereby); and
WHEREAS, subject to the terms and conditions set forth herein, the Loan Parties have requested that the Lenders and the Agent agree to amend the Loan Agreement; and
WHEREAS, subject to the terms and upon the conditions set forth herein, the Lenders and the Agent desire to amend the Loan Agreement;
NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Amendments. Subject to the satisfaction the condition set forth in Section 3 hereto, the Borrowers, Agent and Lenders agree as follows:

(a) the defined term "Requisite Lenders" set forth in Section 1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

"'Requisite Lenders' shall, subject to the following provisos, mean, at any time, Lenders having Pro Rata Shares aggregating at least sixty-six and two-thirds percent (66 2/3%); provided, however, that at any time that there are only two (2) Lenders, "Requisite Lenders" shall mean both such Lenders; provided, further, that at any time that there are three (3) or more Lenders, "Requisite Lenders" shall mean at least two (2) Lenders."

(b) The following definitions are hereby added to Section 1 of the Loan Agreement in appropriate alphabetical order:

'''Rarovide Guaranty' shall have the meaning specified in subclause 13(a)(iii) hereof.
'Self-Liquidating Guaranty' shall mean a guaranty made by Coachmen of Indebtedness of another Person pursuant to the terms of which the amount of the guaranty obligation thereunder decreases automatically as and when the Indebtedness guaranteed thereunder is reduced."

(c) Subclause (a)(iii) of Section 13 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

"Self-Liquidating Guaranties by Coachmen of Indebtedness of up to Two Million and NollOO Dollars ($2,000,000) in the aggregate outstanding at any time of (A) Rarovide, L.L.C. d/b/a Howard Motors pursuant to a Commercial Guaranty dated March 12, 2004 (the "Rarovide Guaranty"), and (B) or Persons pursuant to additional Self-Liquidating Guaranties in form and substance similar to the Rarovide Guaranty; provided, that, (1) promptly after execution of any Self-Liquidating Guaranty, Coachmen shall provide Agent with notice thereof, copies of the executed documents relating thereto and information regarding the identity of the beneficiary of any such guaranty, and, (2) so long as any Self-Liquidating Guaranty is outstanding, Coachmen shall provide Agent a report, together with each Loan Report and Certificate required to be delivered pursuant to this Agreement, identifying, as of the end of the relevant period: (a) each Self-Liquidating Guaranty outstanding, (b) the amount of Indebtedness then guaranteed thereunder, and (c) the vehicle identification number (VIN) for, and location of, each vehicle guaranteed thereunder,"

(d) A new subclause (Dex) is hereby added to Section 13 of the Loan Agreement to read in its entirety as follows:

"without duplication of the foregoing, and so long as Excess Availability is greater than Twenty Million and Noll 00 Dollars ($20,000,000), loans to any Person by Coachmen in an aggregate amount outstanding at any time not to exceed Two Million and Noll 00 Dollars ($2,000,000); provided, however, that (A) no less than five (5) days prior to execution thereof, Coachmen shall have furnished Agent with (1) information
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regarding the identity of the Person to whom such loan shall be made, and (2) a copy of the documents setting forth the terms and conditions of such loan, (B) promptly after execution of any such documents, Coachmen shall provide Agent with notice thereof and copies of the executed documents relating thereto, including identification of any changes between the form of such documents delivered to Agent prior to execution thereof and the executed versions of the same; (C) Coachmen shall have caused such Persons to whom such loans are made to issue promissory notes to Coachmen in respect thereof, which promissory notes shall promptly be pledged and delivered to Agent as provided for in the Securities Pledge Agreement, and, (D) so long as any such loan is outstanding,
Coachmen shall provide Agent a report, together with each Loan Report and Certificate required to be delivered pursuant to this Agreement, identifying, as of the end of the relevant period: (a) each such loan outstanding, (b) the principal amounts outstanding thereunder and (c) the notes that have been pledged and delivered to Agent in respect of such loans."
(e) Subsection (b) of the first proviso of Section 21 of the Loan Agreement is hereby amended and restated its entirely to read as follows:
"all Lenders, do any of the following: (i) change the definition of Pro Rata Shares, or any minimum requirement necessary for Lenders or Requisite Lenders to take any action hereunder, (ii) amend or waive this Section 21, or change the definition of Requisite Lenders, (iii) increase the advance rates set forth in subsection 2( a) hereof,
(iv) except in connection with the financing, refinancing, sale or other disposition of any asset of any Loan Party permitted under this Agreement (or to the extent Requisite Lender approval only is required with any such release pursuant to subsection 19(j) hereof), release or subordinate any liens in favor of Agent, for the benefit of Agent and Lenders, on any of the Collateral or (v) release any Borrower or Guarantor from its obligations under the Loan Agreement or the Other Agreements,"
SECTION 2. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Agent and each Lender, upon the effectiveness of this Amendment, which representations and warranties shall survive the execution and delivery of this Amendment, that:

(a) the execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate and/or limited liability company action and/or consent and this Amendment is a legal, valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (whether considered in a proceeding at law or in equity);

(b) all of the representations and warranties contained in the Loan Agreement and in the Other Agreements are true and correct as of the date hereof after giving effect to this Amendment (other than representations and warranties that relate solely to an earlier date); and

(c) no Event of Default has occurred and remains outstanding as of the date hereof.
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SECTION 3. Conditions to Effectiveness. This Amendment shall only be effective when it shall have been duly executed and delivered by each Loan Party, the Agent and the Requisite Lenders, and the Agent shall have received a duly executed counterpart of this Amendment from each Loan Party and the Requisite Lenders.

SECTION 4. Miscellaneous.

(a) Effect; Ratification; Setoff. The amendment set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to

(i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or of any Other Agreement, (ii) prejudice any right or rights that the Agent or the Lenders may now have or may have in the future under or in connection with the Loan Agreement or any Other Agreement or (iii) waive any future Event of Default or any Event of Default. Each reference in the Loan Agreement to "this Agreement", "herein", "hereof" and words of like import and each reference in the Other Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Loan Agreement, and all terms, covenants and agreements set forth in the Loan Agreement and each Other Agreements, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect. Each Loan Party hereby acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to the Liabilities or the payment thereof when due.

(b) Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.

(c) Severability. Any provision contained in this Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this amendment in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction.

(d) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

[signature page follows]
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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BORROWERS:
Coachmen Recreational Vehicle Company, LLC Coachmen Recreational Vehicle Company of Georgia, LLC Viking Recreational Vehicles, LLC All American Homes, LLC All American Homes of Colorado, LLC All American Homes of Indiana, LLC All American Homes of Iowa, LLC All American Homes of North Carolina, LLC All American Homes of Ohio, LLC All American Building Systems, LLC Mod-U-Kraf Homes

[Signature Page to Amendment NO.2 to Loan and Security Agreement]
CH\887935.6

AGENT AND REQUISITE LENDERS:
Charter One Bank, N.A.,
as Lender
By: _ Name: Title: _
[Signature Page to Amendment No.2 to Loan and Security Agreement]

AGENT AND REQUISITE LENDERS: LaSalle Business Credit, LLC,

as Agent and Lender
By:	_
Name:	_
Title:
Charter One Bank, N.A.

[Signature Page to Amendment No.2 to Loan and Security Agreement]
CH\887935.6

The following Persons are signatories to this Amendment in their capacities as Loan Parties, not as Borrowers:
LOAN PARTIES:
Coachmen Operations, Inc. Coachmen Technology Services, Inc. COA Financial Services, Inc. Coachmen Properties, Inc. Coachmen Administrative Services, Inc.

Consolidated Building Industries, LLC
Consolidated Leisure Industries, LLC

[Signature Page to Amendment No.2 to Loan and Security Agreement]